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                                                                 EXHIBIT 10.1.2




                         CHESAPEAKE ENERGY CORPORATION
                           THIRD AMENDED AND RESTATED
                      1992 NONSTATUTORY STOCK OPTION PLAN
                        [As amended and restated through
                               December 16, 1994]

                     [Gives effect to 2 for 1 stock split]
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                         CHESAPEAKE ENERGY CORPORATION
                           THIRD AMENDED AND RESTATED
                      1992 NONSTATUTORY STOCK OPTION PLAN
                        [As amended and restated through
                               December 16, 1994]


                 1. Purpose. The purpose of the Chesapeake Energy Corporation Third Amended and Restated 1992 Nonstatutory Stock Option Plan (the "Plan") is to aid Chesapeake Energy Corporation (the "Company") and its Subsidiaries, in attracting and retaining (a) members on their Board of Directors ("Directors") and (b) professionals and independent consultants (collectively, "Consultants") of outstanding competence and to enable Directors and Consultants of the Company and any Subsidiary to acquire or increase ownership interests in the Company on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Company or any Subsidiary. Consistent with these objectives, the Plan authorizes the granting to Directors and Consultants of options to acquire shares of Company stock pursuant to the terms and conditions hereinafter set forth.

                 2. Definitions. The following terms have the meanings set forth unless the context clearly indicates to the contrary:

                          2.1 Board shall mean the Board of Directors of the Company.

                          2.2 Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                          2.3 Committee shall mean the Stock Option Committee of the Board.

                          2.4     Company shall mean Chesapeake Energy
         Corporation.

                          2.5 Consultant shall mean a person who is engaged by the Company or a Subsidiary to provide services to the Company or a Subsidiary on a regular basis but who is not an employee. The term includes, but is not limited to, attorneys and accountants.

                          2.6 Date of Grant shall mean the date on which an Option is granted under the Plan to an Optionee.

                          2.7     Director shall mean a member of the Board.

                          2.8 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                          2.9 Exchange shall mean the Securities Exchange Act of 1934, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.



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                          2.10    Option shall mean a "stock option" to
         purchase Shares of the Company granted pursuant to the provisions of Paragraph 6 hereof.

                          2.11 Option Period shall mean the period during which an Option may be exercised by the Optionee or Successor Optionee.

                          2.12 Option Price shall mean the price to be paid by the Optionee to the Company upon the exercise of an Option.

                          2.13 Optionee shall mean a Director or Consultant to whom an Option has been granted under the Plan.

                          2.14 Parent shall mean any future corporation which is a "parent" of the Company as defined in Sections 424(e) and
         (g) of the Code.

                          2.15 Plan shall mean the Chesapeake Energy Corporation Amended and Restated 1992 Nonstatutory Stock Option Plan.

                          2.16 Shares shall mean the $0.005 par value common stock of the Company.

                          2.17 Stock Option Agreement shall mean the agreement entered into between the Company and the Optionee under which the Optionee may purchase Shares pursuant to the Plan.

                          2.18 Subsidiary shall mean any present or future corporation which is a "subsidiary" of the Company as defined in Sections 424(f) and (g) of the Code.

                          2.19 Successor Company shall mean any future corporation which succeeds to or is assigned or has transferred to it the business of the Company as a result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation.

                          2.20 Successor Optionee shall mean the personal representative of the estate of a deceased Optionee.

                 3. Administration. The Plan shall be administered by the Committee appointed by the Board.

                          3.1 Composition of Committee. The Committee shall consist of two (2) or more members of the Board appointed by the Board. The members of the Committee shall serve, and may be removed, at the pleasure of the Board. The grant of an Option under the Plan and any participation in the Plan by an Optionee who is a member of the Committee must be ratified and approved by a majority of the Directors who are not employees of the Company or a Subsidiary. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights).





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                          3.2     Duties and Powers of Committee. Except with
         respect to Options granted or to be granted pursuant to Paragraph 6.11 of this Plan, the Committee shall have the power where consistent with the general purpose and intent of the Plan (a) to establish policies and to adopt rules and regulations for carrying out the purposes and provisions of the Plan; (b) to interpret and construe the Plan and determine all questions arising under the Plan and any agreement made pursuant to the Plan, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive; (c) to determine the number of Shares covered by each Option; (d) to determine the time or times when Options will be granted and exercised; (e) to determine the conditions and restrictions under which Options may be granted and exercised; (f) to determine if the Shares will be subject to any restrictions upon the exercise of such Option; and (g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options. With respect to participation in the Plan by an Optionee who is a member of the Committee, the exercise of the foregoing powers must be ratified and approved by a majority of the Directors who are not employees of the Company or any Subsidiary.

                          3.3 Majority Rule. A majority of the members of the Committee (but not less than two (2)) shall constitute a quorum for the transaction of any business under the Plan and any action taken by a majority present at a meeting at which a quorum is present shall constitute the action of the Committee. Notwithstanding anything herein to the contrary, any action with respect to participation in the Plan by any Optionee who is a member of the Committee must be ratified and approved by not less than a majority of the Directors who are not employees of the Company or any Subsidiary.

                          3.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to (a) eligible Directors, their membership on the Board, death, retirement, disability or other termination of membership on the Board, (b) eligible Consultants, the term of their engagement with the Company or with a Subsidiary, death, retirement, disability or other termination as a Consultant for the Company or for a Subsidiary and
         (c) such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                          3.5 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, its Subsidiaries and Successor Companies and upon any other information furnished in connection with the Plan by any person or persons. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action or failure to act if made or done in good faith.





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                 4.       Eligibility; Participation in the Plan. Options may
be granted only to Directors and Consultants. Subject to the terms and conditions of the Plan, the Committee shall determine from time to time those Directors and Consultants who are to be granted Options. Except as provided in paragraph 6.11 of this Plan, in making any determination as to Optionees to whom Options shall be granted and as to the number of Shares to be covered by such Options, the Committee shall take into account the duties of the respective Optionees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

                 5. Shares Subject to Plan. Subject to any adjustment required by Paragraph 5.1, the aggregate number of Shares which may be issued and sold hereunder shall not exceed 290,000 Shares. Such Shares may be either authorized and unissued Shares or Shares issued and thereafter acquired by the Company. If any Option for Shares granted under the Plan lapses, or is otherwise terminated, the Committee may grant Options for such Shares to other Optionees.

                          5.1 Adjustments. If the outstanding Shares are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up, spin-off, or stock dividend, then the following shall apply:

                                  (a)      Subject to the provisions of
                 Paragraph 5.1(b), the aggregate number and kind of Shares subject to Options which may be granted hereunder shall be adjusted accordingly. For example, if there were a two-for-one stock split, or if there were declared a stock dividend of one share per Share, the aggregate number of Shares which may be issued and sold hereunder would increase from 290,000 Shares to 580,000 Shares.

                                  (b)      Where dissolution or liquidation of
                 the Company or any merger or combination in which the Company is not a surviving corporation is involved and no provision is made for the assumption of outstanding Options or the substitution therefor, consistent with Paragraph 6.4 hereof, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to exercise his or her Option, in whole or in part, to the extent that it shall not have been previously exercised, without regard to any vesting provisions.

                                  (c)      Subject to the provisions of
                 Paragraph 5.1(b), rights under outstanding Options granted hereunder, both as to the number of Shares and the Option Price, shall be adjusted accordingly. For example, if an Option were granted under this Plan to purchase 1,000 Shares at $13.00 per Share and there were a two-for-one stock split or if there were declared a stock dividend of one share per Share, the aggregate number of Shares which could be purchased and sold under the Option would increase from 1,000





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                 Shares to 2,000 Shares and the Option Price for the Shares
                 would decrease from $13.00 per Share to $6.50 per Share.

                          5.2 Determination by Committee. The adjustments required by Paragraph 5.1 and the manner of application of Paragraph
         5.1 shall be determined solely by the Committee, and any such adjustments may provide for the elimination of fractional Share interests.

                 6. Option Grant and Stock Option Agreement. Each Option granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the Date of Grant and executed by the Company and the Optionee. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case, subject to the following provisions of this Paragraph 6. Optionees may be granted more than one Option. The granting of an Option shall not affect any outstanding Option previously granted to an Optionee under the Plan.

                          6.1 Option Price. The Option Price for Shares shall be determined by the Committee but in no event shall such Option Price for Options granted after the initial public offering of the Shares be less than the greater of (a) the fair market value of the common stock of the Company on the date of grant or (b) the par value of the Shares. "Fair market value" shall be determined by the Committee as follows: (i) if the common stock of the Company is listed for trading on one or more national securities exchanges (including the NASDAQ National Market System), the reported last sales price on such principal exchange as of the granting date, or other relevant date, or if such common stock shall not have been traded on such principal exchange on such date, the reported last sales price on such principal exchange on the first day prior thereto on which such common stock was so traded; or (ii) if the common stock of the Company is not listed for trading on a national securities exchange (including the NASDAQ National Market System) but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such common stock as of the granting date, or other relevant date, or if there are no such bid prices for such common stock on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed. Provided, if the price of such common stock is not reported or listed as aforesaid, then the "fair market value" of such common stock shall be determined by the Committee as of the relevant date, and the Committee shall utilize any reasonable and prudent method in determining such fair market value, including without limitation, the obtaining of opinions of independent and well-qualified experts.

                          6.2 Option Period. No Options may be granted under the Plan after December 10, 2002. The maximum Option Period for exercise of an Option shall be established by the Committee at the Date of Grant, but the Option Period shall not be more than ten (10) years from the Date of Grant or such shorter period as provided in Paragraph 6.3 with respect to early termination.





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                          6.3     Vesting of Options.  Each Option granted
         hereunder may only be exercised to the extent that the Optionee is vested in such Option. An Optionee shall vest separately in each Option granted hereunder in accordance with a schedule determined by the Committee in its sole discretion, which will be included in the Stock Option Agreement.

                          6.4 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than forty
         (40) days prior to the anticipated effective date of the proposed transaction, and his or her Option shall become one hundred percent (100%) vested and, prior to a date specified in such notice, which shall be not more than ten (10) days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Option to purchase any or all of the Shares then subject to such Option, including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Optionee need not make payment for the Shares to be purchased upon exercise of such Option until five (5) days after written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and
         (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Paragraph 6.4, such vesting shall be deemed annulled, and the vesting schedule set forth in Paragraph 6.3 shall be reinstituted, as of the date of such abandonment.

                          6.5 Option Exercise. At all times during the period commencing with the date an Option is granted to an Optionee and ending on the earlier of the expiration of the Option Period applicable to such Option or the date which is one (1) year prior to the date the Option is exercised by such Optionee, such Optionee must be a Director, a Consultant or an employee of the Company or a Subsidiary (in the event that after the date an Option is granted a Director is or becomes a Consultant or an employee of the Company or a Subsidiary or a Consultant is or becomes a Director or an employee of the Company or a Subsidiary). In the event an Optionee's membership on the Board, his engagement as a Consultant for the Company or a Subsidiary or his employment by the Company or a Subsidiary is terminated by reason of his death, the





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         Successor Optionee may exercise any unexercised Option granted to the
         Optionee under the Plan at any time within three (3) years after the Optionee's death but in any event not after the expiration of the Option Period applicable to such Option. If an Optionee's membership on the Board, his engagement as a Consultant for the Company or a Subsidiary or his employment by the Company or a Subsidiary is terminated for cause, the Optionee's Option shall expire thirty (30) days after such termination. Discharge for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, or any conduct detrimental to the interests of the Company, and in any event the determination of the Committee with respect thereto shall be final and conclusive. Notwithstanding the foregoing, the Committee, in its sole discretion at the time an Option is granted, may establish an earlier date (or dates) on which an Option must be exercised.

                          6.6 Notice of Option Exercise and Payment. Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period provided for the exercise thereof in the Stock Option Agreement, and such Option shall be exercised by a written notice of intent to exercise the Option with respect to a specified number of Shares delivered to the Company at its principal office in Oklahoma City, Oklahoma. Payment for Shares purchased under this Plan shall be made in full, either in cash, or in common stock of the Company or in a combination of cash and common stock of the Company, at the time of the exercise of the Option as a condition thereof. If common stock of the Company is utilized as consideration for the purchase of Shares upon exercise of an Option, such common stock shall be valued at the "fair market value" as determined in Paragraph 6.1 hereof as of the exercise date or other relevant date. In addition to the foregoing procedure which may be available for the exercise of any Option, the Optionee may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate representing the Shares subject to an Option to a broker authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company will acknowledge receipt of the executed notice of exercise and forward the notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Option, the broker may sell the Shares (or that portion of the Shares necessary to cover the Option Price and any withholding taxes due). Upon receipt of the stock certificate from the Company, the broker will deliver directly to the Company that portion of the sales proceeds to cover the Option Price and any withholding taxes. Further, the broker may also facilitate a loan to the Optionee upon receipt of the notice of exercise in advance of the issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of any Option. For all purposes of effecting the exercise of an Option, the date on which the Optionee gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the Shares underlying the Option.





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                          6.7     Non-Transferability of Option.  An Option
         shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

                          6.8     Additional Documents on Death of Optionee.
         No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the Successor Optionee of the terms and conditions of such Option.

                          6.9 No Rights as Stockholder or to Continued Membership on the Board or to Continued Engagement as a Consultant.
         No Optionee shall have any rights as a stockholder of the Company with respect to any Shares prior to the date of issuance to him or her of the certificate or certificates for such Shares and neither the Plan nor any Option granted under the Plan shall confer upon an Optionee any right to continuance of membership on the Board or Board of Directors of a Subsidiary, to continuance of engagement as a Consultant for the Company or for a Subsidiary or to continuance of employment by the Company or a Subsidiary (in the event a Director or Consultant is or becomes an employee of the Company after the date an Option is granted to any such Optionee) or interfere in any way with the right of the shareholders of the Company to terminate the Optionee's membership on the Board or Board of Directors of a Subsidiary or interfere in any way with the right of any officer of the Company or a Subsidiary to terminate the engagement of any Consultant or the employment of any employee.

                          6.10 Surrender of Options. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Optionee under this Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of this Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

                          6.11 Director Formula Awards. Notwithstanding anything to the contrary in this Plan, each Director, who is not an executive officer of the Company on the date this Paragraph 6.11 is approved by the shareholders of the Company, shall be granted on such date an Option for the purchase of 5,000 Shares, and thereafter each person serving as a Director on the second Tuesday of each succeeding October, other than any Director who is an executive officer of the Company, shall be granted on such date an option to purchase 5,000 Shares. A Director shall be eligible to exercise any Option granted under this Paragraph
         6.11 immediately. The Option Price for Options granted under this Paragraph 6.11 shall be equal to the fair market value (as defined in Paragraph 6.1 of this Plan) on the date of grant. The number of shares and the option price shall be subject to adjustment as provided in Paragraph 5.1 and the option price shall be payable as provided in Paragraph 6.6. The terms of each option granted under this Paragraph
         6.11 shall be for a period which shall expire upon the first to occur of (x) ten (10) years from the date of grant or (y) one (1) year after the date that the Optionee ceases to be a Director of the Company; provided, however, if an Optionee ceases to be a Director by reason of his death or is terminated for cause, the exercise period shall be as provided in Paragraph 6.5 hereof. Notwithstanding anything herein to the contrary, pursuant to Rule 16(b)-3(c)(2)(ii)(B) promulgated under the Exchange Act (or any successor rule) the provisions of this Paragraph 6.11 cannot be amended more than once every six (6) months, other than to comport with changes to the Code or rules and regulations thereunder.

                 7. Issuance of Shares; Restrictions. Subject to the conditions and restrictions provided in this Paragraph 7, the Company shall, within twenty (20) business days after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option a certificate, registered in the name of such person, for the number of Shares with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Paragraph 7.

                          7.1 Registration. Unless the Shares subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended, and any applicable state securities laws (collectively, the "Act") (and, in the case of any Optionee who may be deemed an "affiliate" of the Company as defined in Rule 405 under the Act (or any successor rule), such Shares have been registered under the Act for resale by such Optionee), or the Company has determined that an exemption from registration is available, the Company may require prior to and as a condition of the issuance of any Shares that the person exercising an Option hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Shares otherwise than in accordance with the provisions of Rule 144 under the Act (or any successor rule) unless and until either the Shares are registered under the Act or the Company is satisfied that an exemption for such registration is available.

                          7.2 No Obligation to Issue. Anything contained herein to the contrary notwithstanding, the Company shall not be obligated to sell or issue any Shares under the Plan unless and until the Company is satisfied that such sale or issuance complies with (i) all applicable requirements of any stock exchange on which the Shares are listed for trading or all requirements of the National Association of Securities Dealers, Inc. if the Shares are included in the NASDAQ National Market System (or the governing body of the principal market in which such Shares are traded), (ii) all applicable provisions of the Act, and
         (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

                          7.3 Disposition. Each Stock Option Agreement shall authorize the Company (or a Subsidiary) to make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the grant or exercise of such Option or the disposition of Shares acquired upon exercise of such Option.

                 8. Amendment and Termination of the Plan. The Plan shall terminate after December 10, 2002, provided that the Plan shall continue with respect to Options which are in effect as of such date. Prior to any such termination, the Plan may be terminated, altered, changed, modified or amended by the Board for any reason including, but not limited to, the necessity of modifying requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered by the Plan; provided that except as required by Paragraph 5.1 hereof, no action of the Board may, without the approval of the shareholders of the Company, (a) increase the aggregate number of Shares which may be purchased under Options granted under the Plan; (b) materially change the persons or class of persons eligible to participate in the Plan; (c) withdraw the administration of the Plan from the Committee; (d) amend or alter the Option Price; (e) extend the maximum Option Period or extend the term of the Plan; (f) materially increase the benefit accruing to participants under the Plan; or (g) amend the Plan in any manner which would impair the applicability of Rule 16b-3 as promulgated under the Exchange Act (or any successor rule) to the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan without the consent of the affected Optionee.

                 9. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or be reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof with the Company's approval or paid by him in satisfaction of a judgment in any such action, suit, or proceeding against him; provided, he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled by the Company's Certificate of Incorporation, Bylaws, as a matter of law, or otherwise. This indemnification shall not apply or be available if it is determined by the Company that such acts or omissions to act were willfully committed by the person involved.

                 10.      General.

                          10.1 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, any Subsidiary or Successor Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees, directors or consultants of the Company, its Subsidiaries or Successor Company.

                          10.2 Plan Binding on Successors. This Plan shall be binding on the successors of the Company (including any Successor Company) and any Optionee hereunder.

                          10.3 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender.

                          10.4 Headings No Part of Plan. Headings of paragraphs are inserted for convenience and reference only and they constitute no part of the Plan.

                          10.5 Requirements of Law. If required, the granting of Options and the issuance of Shares upon the exercise of an Option shall not be issued except upon the approval of proper governmental agencies or securities exchanges, if required, and only in compliance with the Act, and any other applicable securities law or pursuant to an exemption therefrom.

                          10.6 Unsecured Obligation. Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan.

                          10.7 Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company, its Subsidiaries and its Successor Companies.

                                     INDEX

                                                                                                                     Page
                                                                                                                     ----
1.       Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         2.1       Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.2       Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.3       Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.4       Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.5       Consultant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.6       Date of Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.7       Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.8       ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.9       Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.10      Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.11      Option Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.12      Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.13      Optionee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.14      Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.15      Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.16      Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.17      Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.18      Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.19      Successor Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.20      Successor Optionee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.       Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         3.1       Composition of Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.2       Duties and Powers of Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.3       Majority Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.4       Company Assistance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.5       Reliance on Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.       Eligibility; Participation in the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

5.       Shares Subject to Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         5.1       Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.2       Determination by Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

6.       Option Grant and Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         6.1       Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         6.2       Option Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         6.3       Vesting of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.4       Merger, Consolidation, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.5       Option Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.6       Notice of Option Exercise and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         6.7       Non-Transferability of Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.8       Additional Documents on Death of Optionee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.9       No Rights as Stockholder or to Continued
                     Membership on the Board or to Continued
                     Engagement as a Consultant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.10      Surrender of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.11      Director Formula Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

7.       Issuance of Shares; Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         7.1       Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.2       No Obligation to Issue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.3       Disposition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

8.       Amendment and Termination of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

9.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

10.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         10.1      Other Compensation Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         10.2      Plan Binding on Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         10.3      Singular, Plural; Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         10.4      Headings No Part of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         10.5      Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         10.6      Unsecured Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         10.7      Expenses of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11